RF INDUSTRIES, LTD.                                   For Immediate Release
RF Connectors/Neulink Telemetry/Bioconnect Medical

Investor Contact:                                     Company Contact:
Neil Berkman Associates                               Howard Hill, President
 310) 277 - 5162                                      (858) 549-6340
 info@berkmanassociates.com                           rfi@rfindustries.com


                RF Industries' Third Quarter Net Income Jumps 34%
                      to $0.07 Per Share On 17% Sales Gain

        Nine Months Net Income More Than Doubles On 17% Increase in Sales


           SAN DIEGO, CALIFORNIA, September 1, 2004 . . . RF INDUSTRIES, LTD., (NASDAQ:RFIL) today announced that net income for the third quarter of fiscal 2004 ended July 31, 2004 increased 34% to $266,116, or $0.07 per diluted share, compared to $198,278, or 0.06 per diluted share, in the same quarter last year. Sales increased 17% to $2,727,000 from $2,337,000 in the same quarter last year.
           For the nine months ended July 31, 2004, net income increased 108% to $851,437, or $0.23 per diluted share, compared to $409,590, or $0.11 per diluted share, in same period last year. Sales increased 17% to $7,998,000 compared to $6,830,000 in the same period last year.
           "Continuing strong demand for Wi-Fi related connectors and cable products contributed to RFI's 17% sales gains for the quarter and year-to-date. Connector sales of nearly $8,000,000 for the nine months-to-date benefited from Bioconnect product sales, which increased to $371,000 during the same period. The acquisition of Aviel Electronics, in the fourth quarter of fiscal 2004, combined with higher Bioconnect, coaxial connector and cable product sales, should lead to record revenue in the current fiscal year," said Howard Hill, president of RF Industries.
           Hill noted that the Company's recently announced acquisition of Aviel Electronics, a privately held Las Vegas, Nevada-based manufacturer and marketer of microwave and radio frequency (RF) connectors, is expected to enhance RFI's growing line of custom RF coaxial connectors. Aviel's annual sales of connector and RF products are approximately $1,000,000.
           "Neulink continues to meet with and demonstrate its NL6000 narrow-band high-speed wireless modems to customers with industrial data collection and national defense applications. Despite lower sales at Neulink, we believe this product, designed to meet new FCC regulations in the coming year, will contribute to increasing sales at Neulink in fiscal 2005," he said.
           At July 31, 2004, RFI reported cash and cash equivalents of $4,518,012, working capital of $9,470,818, a 22 to 1 current ratio, no long-term debt and stockholders' equity of $9,905,238, or $3.31 per share.

      About RF Industries
           RF Industries' Connector division designs and distributes radio frequency (RF) coaxial connectors and cable assemblies used for Wi-Fi, PCS, radio, test instruments, computer networks and antenna devices. Connector's Bioconnect Medical cable operation designs, manufactures and distributes specialized electrical cabling and interconnect products to the medical monitoring market. The Company's Neulink business designs and markets wireless digital data transmission products for industrial monitoring, wide area networks, GPS tracking and locations systems.

      The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involve risks and uncertainties, including, without limitation, uncertainties detailed in the Company's Securities and Exchange Commission filings.

                                (tables attached)
                                                                           #3659

7610 Miramar Road, San Diego, CA 92126-4202 (858) 549-6340 (800) 233-1728
                               FAX (858) 549-6345
           E-mail: rfi@rfindustries.com Internet: www.rfindustries.com

                               RF INDUSTRIES, LTD.
                         CONDENSED STATEMENTS OF INCOME
                                   (Unaudited)


                                          Three Months Ended         Nine Months Ended
                                               July 31,                   July 31,
                                        -----------------------   ------------------------
                                           2004         2003         2004          2003
                                        ----------   ----------   ----------    ----------
Net sales ............................   $2,727,386   $2,337,410   $7,998,176   $6,830,310

Cost of sales ........................    1,377,367    1,151,146    3,977,895    3,414,791
                                         ----------   ----------   ----------   ----------
     Gross profit ....................    1,350,019    1,186,264    4,020,281    3,415,519
                                         ----------   ----------   ----------   ----------

Operating expenses:

  Engineering ........................      120,556      178,933      337,590      565,231

  Selling and general ................      794,953      684,425    2,280,667    2,183,275
                                         ----------   ----------   ----------   ----------
     Total operating expense .........      915,509      863,358    2,618,257    2,748,506
                                         ----------   ----------   ----------   ----------

Operating income .....................      434,510      322,906    1,402,024      667,013

Other income -- interest .............        2,606        1,122        9,413       17,227
                                         ----------   ----------   ----------   ----------

Income before provision for income tax      437,116      324,028    1,411,437      684,240

Provision for income tax .............      171,000      125,750      560,000      274,650
                                         ----------   ----------   ----------   ----------

Net income ...........................   $  266,116   $  198,278   $  851,437   $  409,590
                                         ==========   ==========   ==========   ==========

Basic earnings per share .............   $     0.09   $     0.07   $     0.30   $     0.13
                                         ==========   ==========   ==========   ==========
Diluted earnings per share ...........   $     0.07   $     0.06   $     0.23   $     0.11
                                         ==========   ==========   ==========   ==========

Weighted average shares outstanding

  Basic ..............................    2,970,714    2,768,571    2,881,118    3,185,864
                                         ==========   ==========   ==========   ==========
  Diluted ............................    3,779,692    3,326,677    3,655,984    3,580,094
                                         ==========   ==========   ==========   ==========

                               RF INDUSTRIES, LTD.
                            CONDENSED BALANCE SHEETS

                                                               July 31,        October 31,
                                                                 2004             2003
                                                             ------------      -----------
                      ASSETS                                 (Unaudited)
                     --------


Current Assets

  Cash and cash equivalents ...............................   $ 4,518,012     $ 2,683,896

  Trade accounts receivable, net ..........................     1,277,385       1,701,618

  Notes receivable ........................................        12,000          12,000

  Inventories .............................................     3,791,983       3,455,018

  Other current assets ....................................       182,736         158,079

  Deferred tax assets .....................................       135,600         135,600
                                                               ----------      ----------
     Total Current Assets .................................     9,917,716       8,146,211



Property, Equipment and tooling, net ......................       363,519         328,124

Notes receivable from related parties .....................        26,730          49,584

Note receivable from stockholder ..........................        70,000          70,000

Other assets ..............................................        14,171          14,171
                                                                 ----------    ----------
     Total Assets .........................................   $10,392,136     $ 8,608,090
                                                                 ==========    ==========




               LIABILITIES AND STOCKHOLDERS' EQUITY
             ---------------------------------------


Current liabilities

  Accounts payable .......................................   $    184,511    $    181,637

  Accrued expenses .......................................        262,387         328,355
                                                                 ----------    ----------
     Total current liabilities ...........................        446,898         509,992

Deferred tax liabilities .................................         40,000          40,000
                                                                 ----------    ----------
     Total Liabilities ...................................        486,898         549,992
                                                                 ----------    ----------

Commitments and Contingencies



Stockholders' Equity
  Common stock, authorized 10,000,000 shares of
    $0.01 par value; 3,002,607 and 2,692,683 shares issued         30,026          26,927

  Additional paid-in capital .............................      3,410,637       2,418,033

  Retained earnings ......................................      6,485,242       5,633,805

  Treasury stock, at cost 6,000 shares ...................        (20,667)        (20,667)
                                                               -----------      ----------
     Total stockholders' equity ..........................      9,905,238       8,058,098
                                                               -----------      ----------
     Total liabilities and stockholders' equity ..........   $ 10,392,136    $  8,608,090
                                                               ===========     ===========